Exhibit 10.1

PRO FORMA FORM OF WARRANT INDUCEMENT LETTER

INTRUSION INC.

101 E. Park Blvd., Suite 1200 | Plano, TX 75074 | Tel: (972) 234-6400

Date: August 14, 2026

To Holder: _________________________

Re: Inducement Offer Regarding Cash Exercise of Existing Warrants and Issuance of New Warrants

Dear _________:

According to the warrant records of Intrusion Inc., a Delaware corporation (the “Company”), you are the registered holder of common stock purchase warrants covering an aggregate of _________ shares of common stock, par value $0.01 per share (“Common Stock”). The specific issuance dates, current exercise prices, and share coverage of your warrants are summarized below (collectively, the “Existing Warrants”):

Issue Date	Original / Pre-Split Strike	Current Exercise Price	Warrants Outstanding	Inducement Exercise Price	New Warrants Upon Full Exercise
April 2, 2024	N/A	$2.91	___	$0.795	___
April 22, 2024	N/A	$1.70	___	$0.795	___
December 27, 2024	N/A	$0.63	___	$0.795	___

(Note: Across all participating holders, the aggregate Warrant Inducement Program covers up to 3,198,085 Existing Warrants.)

1. Inducement Offer & New Warrant Issuance. The Company is pleased to offer you the opportunity to receive a temporary reduction in the current exercise price of each Existing Warrant to $0.795 per share (the “Inducement Exercise Price”) during the Effective Period (defined below). In consideration for your cash exercise of all or any portion of your Existing Warrants at the Inducement Exercise Price during the Effective Period, the Company agrees to issue to you one new Common Stock purchase warrant (each, a “New Warrant”) for each share of Common Stock purchased pursuant to such cash exercise. Each New Warrant will entitle you to purchase one share of Common Stock at an exercise price of $0.67 per share, subject to the terms described below.

2. Effective Period. The Inducement Exercise Price and New Warrant offer shall be open for acceptance beginning on August 14, 2026, and ending at 5:00 p.m. Eastern Time on August 28, 2026 (the “Effective Period”). The Company reserves the right to reject any Notice of Exercise received after expiration of the Effective Period.

3. Compliance with Nasdaq Rules & Non-Exercisability Period. To ensure full compliance with the rules of The Nasdaq Stock Market LLC (“Nasdaq”), including Listing Rule 5635(d) regarding aggregate share issuances below Minimum Price (defined below): (i) the Inducement Exercise Price includes $0.125 per share that is attributable to the purchase price of each New Warrant under Nasdaq guidance; and (ii) each New Warrant issued pursuant to this Inducement Letter shall NOT be exercisable until the date that is exactly six (6) months and one (1) day following the closing of the exercise under this Inducement Letter. Each New Warrant shall expire five (5) years from the date it first becomes exercisable. Pursuant to Nasdaq Listing Rule 5635(d)(1)(A), “Minimum Price” means the lower of: (i) the Nasdaq Official Closing Price (“NOCP”) of the Company’s Common Stock immediately preceding the signing of the binding agreement or (ii) the average NOCP of the Company’s Common Stock for the five trading days immediately preceding the signing of the binding agreement.

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4. Private Placement Exemption & Securities Law Restrictions. The New Warrants and the shares of Common Stock underlying the New Warrants (collectively, the “Securities”) are being offered and issued in reliance upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D. The Securities have not been, and may never be, registered under the Securities Act or state securities laws and may not be offered, sold, pledged, or transferred absent registration or an applicable exemption and, accordingly, each certificate, if any, representing such Securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

5. Holder Representations & Warranties. By executing and returning this Inducement Letter and tendering the Notice of Exercise, the Holder represents and warrants to the Company that, as of the date hereof and as of each exercise date: (a) The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act; (b) The Holder is acquiring the New Warrants and underlying Common Stock as principal for its own account, for investment purposes only, and not with a view to, or for offer or sale in connection with, any public distribution thereof in violation of the Securities Act; and (c) The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment.

6. Governing Law & Warrant Terms. This Inducement Letter is delivered pursuant to Section 3(g) of the Existing Warrants and is governed by Section 6(f) of the Existing Warrants. This letter shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

Attached as Exhibit A is a Notice of Exercise. Exhibit B details instructions for wiring payment of the exercise price.

Sincerely yours,

INTRUSION INC.

By: _____________________________________
Name: Kimberly Pinson
Title: Chief Financial Officer

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Exhibit A

NOTICE OF EXERCISE & INDUCEMENT ACCEPTANCE

TO: Kimberly Pinson, Chief Financial Officer
INTRUSION INC. (Email: Kimberly.Pinson@Intrusion.com)

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price, as modified by the Inducement Letter of August 14, 2026, in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of in lawful money of the United States.

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number: ________________________

SIGNATURE OF HOLDER

Name of Investing Entity: ____________________________________________________

Signature of Authorized Signatory: ____________________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Date: ___________________________________________________________________

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